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                                                                   Exhibit 5.1.1

                       [LETTER HEAD OF FOLEY & LARDNER]

                               November 16, 2001

     The Board of Directors
     Speedcom Wireless Corporation
     7020 Professional Parkway East
     Sarasota, Florida  34240

          Re:  SPEEDCOM Wireless Corporation
               Amendment No. 1 to Form S-3 Registration Statement

Ladies and Gentlemen:

     This opinion is being given in connection with the registration by SPEEDCOM Wireless Corporation, a Delaware corporation ("SPEEDCOM"), of 1,263,333 shares of common stock, par value $0.001 per share (the "Securities"), issuable upon exercise of warrants and included in SPEEDCOM's Amendment No. 1 (the "Amendment") to Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Registration Statement"). This opinion relates to the 1,263,333 additional Securities added by the Amendment (the "Additional Securities").

     As counsel for SPEEDCOM, we have examined the Registration Statement, SPEEDCOM's Amended and Restated Certificate of Incorporation, as amended to date, SPEEDCOM's Amended and Restated Bylaws, the proceedings of SPEEDCOM's Board of Directors in connection with or with respect to the authorization and issuance of the Additional Securities, and such other SPEEDCOM records, certificates, and other documents and matters of law as we deemed to be pertinent.

     Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that, assuming that stockholders approve increasing SPEEDCOM's authorized common stock to 60 million shares, the Additional Securities will have been duly authorized and, when and if delivered against payment therefor in the manner described in the applicable warrant agreements, will be legally issued, fully paid and nonassessable.
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The Board of Directors
November 16, 2001
Page 2

     We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Sincerely,

                                             FOLEY & LARDNER

                                             /s/ Foley & Lardner